UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 15, 2025

ATLASSIAN CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-37651	88-3940934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
350 Bush Street, Floor 13
San Francisco, California 94104
(Address of principal executive offices and Zip Code)
(415) 701-1110
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	TEAM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 15, 2025, Heather M. Fernandez notified Atlassian Corporation (the “Company”) of her decision to retire as a director of the Company, effective as of September 30, 2025. Ms. Fernandez’s decision to resign was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices. The Board of Directors of the Company (the “Board”) and the Company are deeply grateful for Ms. Fernandez’s dedication and contributions to the Company during her almost 10-year tenure as a director.

On September 16, 2025, the Board approved the appointment of Jason Warner as a director of the Company, effective as of October 1, 2025 (the “Start Date”). Mr. Warner will serve on the Compensation and Leadership Development Committee of the Board. Mr. Warner is the co-Founder and co-Chief Executive Officer of Poolside, Inc. (“poolside”), a frontier AI lab building its own foundation models to achieve general intelligence. Previously, he was a Managing Director at Redpoint Ventures from 2021 to 2023. He also served as the Chief Technology Officer of GitHub, Inc. (“GitHub”) from 2017 to 2021, during which he oversaw the platform strategy and guided the company through a transformative period of growth. Mr. Warner currently serves on the Operating Board of Directors of Bridgewater Associates. Mr. Warner holds a Bachelor of Science in computer science from Pennsylvania State University and a Master of Science in computer science from Rensselaer Polytechnic Institute.

Mr. Warner will participate in the Company’s non-employee directors’ compensation arrangements. Under the terms of these arrangements, Mr. Warner will receive a $55,000 retainer for annual service on the Board and an annual award of restricted stock units (“RSUs”) having a fair market value of $290,000 (the “Annual Grant”), in each case pro-rated for the year based on the time between the Start Date and the Company’s next annual meeting of stockholders. These RSUs will vest in full on the earlier of (i) the one-year anniversary of the grant date or (ii) the next annual meeting of stockholders, subject to continued service as a director through the applicable vesting date, unless the Compensation and Leadership Development Committee of the Board determines that circumstances warrant continuation of vesting. All RSUs granted to non-employee directors are subject to 100% accelerated vesting upon the sale of the Company.

There are no arrangements or understandings between Mr. Warner and any other persons pursuant to which Mr. Warner was named a director of the Company. The Company will also enter into its standard form of indemnification agreement with Mr. Warner (in substantially the form filed with the Securities and Exchange Commission as Exhibit 10.2 to the Company’s Current Report on Form 8-K on October 3, 2022), which will require the Company to indemnify Mr. Warner, to the fullest extent permitted under applicable law, for certain liabilities to which he may become subject to in the execution or discharge of his duties. There are no related party transactions between the Company and Mr. Warner that would require disclosure under Item 404(a) of Regulation S-K. From time to time, the Company has entered into, and expects to enter into, ordinary course and arm’s-length commercial contracts with poolside. Mr. Warner does not have a direct or indirect material interest in these transactions. Any such future transactions are subject to the procedures of the Company’s related party transactions policy.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLASSIAN CORPORATION

Date:	September 17, 2025	By:	/s/ Stan Shepard
Stan Shepard
General Counsel